Exhibit 8.1

September 28, 2016

Mid-America Apartment Communities, Inc.

6584 Poplar Avenue

Memphis, TN 38138

Ladies and Gentlemen:

This opinion is delivered to you in connection with the prospectus included as part of the registration statement (the “Registration Statement”) on Form S-4 (Registration No. 333-213591) filed with the Securities and Exchange Commission on September 28, 2016 in respect of the proposed merger (the “Merger”) of Post Properties Inc., a Georgia corporation (“Post”), with and into Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), pursuant to the Merger Agreement dated August 15, 2016, by and among the Company, Mid-America Apartments, L.P., a Tennessee limited partnership, Post, Post GP Holdings, Inc., a Georgia corporation, and Post Apartment Homes, L.P., a Georgia limited partnership (the “Merger Agreement”). This opinion relates to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

For purposes of the opinion set forth below, we have reviewed and relied upon, without independent investigation thereof, the Merger Agreement, the Registration Statement, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations, warranties and covenants made by Post and the Company in the Merger Agreement and in representation letters as of the date hereof and provided to us on the date hereof in connection with our preparation of this opinion, which statements, representations, warranties and covenants we have neither independently investigated nor verified. We have assumed that such statements, representations and warranties are, and always have been, true, correct and complete, that such statements, representations and warranties will be true, correct and complete as of the Parent Merger Effective Time, that no actions that are inconsistent with such statements, representations, warranties and covenants will be taken, and that all representations, statements and warranties qualified as to knowledge or belief or otherwise are and will be true, correct and complete as if made without such qualification. In addition, we have reviewed the form of opinion of counsel to be received by Post from King & Spalding LLP with respect to qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code and filed as an exhibit to the Registration Statement (the “King & Spalding Opinion”).

We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such

Mid-America Apartment Communities, Inc.

September 28, 2016

documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us. In addition, this opinion is based on the assumption that (i) the Merger will be consummated in accordance with the Merger Agreement, (ii) the Merger will qualify as a merger under the applicable laws of Georgia and Tennessee, (iii) each of the parties to the Merger Agreement will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder, (iv) the Merger Agreement is valid and binding in accordance with its terms, (v) commencing not later than its taxable year ended December 31, 2006, the Company has qualified, and through the taxable year which includes the Parent Merger Effective Time, will continue to qualify, as a real estate investment trust under Subchapter M of the Code, (vi) commencing not later than its taxable year ended December 31, 2006, Post has qualified, and through the taxable year that ends with the Parent Merger Effective Time, will continue to qualify, as a real estate investment trust under Subchapter M of the Code, and (vii) the King & Spalding Opinion is being delivered to Post concurrently herewith in the form provided to us and has not been and will not be modified or withdrawn.

Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that the Merger, when effective, will constitute a reorganization within the meaning of Section 368(a) of the Code.

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We express no opinion herein other than the opinion expressly set forth above. No opinion is expressed as to the tax consequences of any transaction under foreign, state or local tax law.

The opinion set forth in this letter is based on relevant current provisions of the Code, and the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), all as of the date hereof and all of which are subject to change (possibly with retroactive effect). Changes in applicable law could adversely affect our opinion. We do not undertake to advise you as to any changes in applicable law after the date hereof that may affect our opinion.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions could adversely affect our opinion.

Our opinion is not binding on the IRS, and the IRS, or a court of law, may disagree with the opinion contained herein. No ruling has been or will be sought from the IRS by any party to the Merger Agreement as to the United States federal income tax consequences of any aspect of the Merger.

Mid-America Apartment Communities, Inc.

September 28, 2016

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

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Mid-America Apartment Communities, Inc.

September 28, 2016

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP